UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                               October 1, 2006

              CHINA DIRECT, INC.

(Exact Name of Registrant as Specified in Its Charter)

                           Delaware

(State or Other Jurisdiction of Incorporation)

                           0-26415                                                                                                      13-3876100

(Commission File Number)	(IRS Employer Identification No.)

             5301 N. Federal Highway, Suite 120, Boca Raton, FL                                                              33487

(Address of Principal Executive Offices)	( Zip Code)

                                                (561) 989-9171

                        (Registrant’s Telephone Number, Including Area Code)

                                                                    EVOLVE ONE, INC.

                                           (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              [__]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]   Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry into a Material Definitive Agreement

On September 24, 2006 our wholly-owned subsidiary, CDI China, Inc. (“CDI China”), entered into a stock acquisition agreement with Shanghai Lang Chemical Company, Limited, a Chinese limited liability company (“Lang”), and its two stockholders Jingdong Chen and Qian Zhu. Under the terms of the stock exchange agreement, CDI China will acquire 51% equity ownership of Lang in exchange for an initial capital infusion of US$375,000 and a follow-up capital infusion of US$326,250 to be made on or before June 30, 2007. The agreement shall be effective as of October 1, 2006 and will close on or before October 31, 2006. Messrs. Chen and Zhu will each retain a 24.5% equity interest in Lang, will remain as officers and will enter into employment agreements with CDI Shanghai Company, Limited, a wholly owned subsidiary of CDI China, Inc., on or before October 31, 2006. The purchase price was determined based on arm’s length negotiations and no finder’s fees or commissions will be paid in connection with the acquisition. The cash infusion will be derived by the Company from its working capital.

Shanghai Lang Chemical Company, Limited is a distributor of finely processed industrial grade synthetic chemical products. Shanghai Lang Chemical Company, Limited specializes in the distribution of industrial grade synthetic chemicals within China. All of the operations are located within China. Products distributed by Shanghai Lang Chemical Company, Limited are employed as a raw material in the production of finished products such as: paint, glue, plastics, textiles, leather goods as well as various medical products. Shanghai Lang Chemical Company, Limited operates a distribution network which covers the Eastern section of China, specifically the Jiangsu, Zhejiang, and Shanghai provinces. Shanghai Lang Chemical Company, Limited is located in the Shanghai region of the Yangtze River delta. Shanghai Lang Chemical Company, Limited is owned equally amongst two shareholders, Mr. Chen Jingdong and Ms. Zhu Qian. Mr. Chen Jingdong and Ms. Zhu Qian are husband and wife. Mr. Chen Jingdong serves as the CEO, while Ms. Zhu Qian acts as the CFO. Mr. Chen and Ms. Zhu will enter into employment agreements with CDI Shanghai Company, Limited to remain as officers of Shanghai Lang Chemical Company, Limited.

On or before October 31, 2006, Shanghai Lang Chemical Company, Limited shall deliver to China Direct, Inc., the financial statements of Shanghai Lang Chemical Company, Limited, including the consolidated statement of operations, consolidated statement of cash flow, and the consolidated balance sheet as well as the shareholders’ equity of Shanghai Lang Chemical Company, Limited at December 31, 2005 which reflect revenues of $31,740,000, and net assets of $767,197.

On or before October 31, 2006, Jingdong Chen and Qian Zhu will enter into employment agreements with CDI Shanghai Company, Limited, a wholly owned subsidiary of CDI China, Inc.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Stock Acquisition Agreement, dated Sept 24, 2006 between CDI China, Inc., Shanghai Lang Chemical Company, Limited, Jingdong Chen and Qian Zhu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT, INC.

    By:        /s/ James Wang

James Wang, CEO

DATED: October 4, 2006